Exhibit T3B-87

                                     BY-LAWS

                                       OF

                           CITICORP OMEGA LEASE, INC.

                                   ARTICLE I.

                                    Offices.

                  SECTION 1. Registered Office. - The registered office of Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  SECTION 2. Other Offices. - The Corporation may establish or discontinue, from time to time, such other offices and places of business as may be deemed proper for the conduct of the Corporation's business.

                                   ARTICLE II.

                            Meetings of Stockholders.

                  SECTION 1. Annual Meeting. - The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the fourth Thursday in April of each year, or, if that day be a legal holiday, on the next succeeding day not a legal holiday, at such place, either within or without the State of Delaware, and at such hour as shall be specified in a notice given as provided in Section 3 of this Article II or in a waiver of notice thereof.

                  SECTION 2. Special Meetings. - Special meetings of the stockholders may be called at any time by the Board of Directors and shall be called by the Secretary upon the written request, stating the purpose or purposes of any such meeting, of the holders of common stock who hold of record collectively at least one-third of the outstanding shares of common stock. Such meetings shall be held at such place, either within or without the State of Delaware, and at such date and hour as shall be specified in a notice given as provided in Section 3 of this


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Article II or in a waiver of notice thereof. Unless limited by law, the
Certificate of Incorporation, the By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting of stockholders.

                  SECTION 3. Notice of Meetings. - Except as otherwise provided or permitted by law, the Certificate of Incorporation, or the By-Laws, notice of each meeting of stockholder shall be given to each stockholder of record entitled to vote thereat either by delivering such notice to him personally or by mailing the same to him. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the records of the Corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board of Directors or by the Chairman, or in his absence the President, and shall state the place, date and hour of the meeting, and if for a special meeting the purpose or purposes for which the meeting is called, and shall be given not less then ten nor more than fifty days before the date of the meeting. No notice of the time and place of an adjourned annual or special meeting of stockholders need be given other than by announcement at the meeting at which such adjournment is taken.

                  SECTION 4. Organization. - The Chairman shall act as chairman at all meetings of stockholders and as such chairman shall call all meetings of stockholders to order and preside thereat. In the absence of the Chairman, the President shall act as such chairman. The Board of Directors may designate an alternate chairman for any meeting of stockholders, and if the Chairman and the President are absent from a meeting and such an alternate chairman has been designated therefor, he shall act as chairman of the meeting. In the absence of the Chairman, the President, and such an alternate chairman, or if no such alternate chairman has been designated for a meeting and the Chairman and the President are absent therefrom, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call the meeting to order and a chairman shall be elected, who shall preside thereat. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

                  SECTION 5. Quorum and Adjournment. - Except as otherwise provided by law or by the Certificate of

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Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn any meeting, from time to time, until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

                  SECTION 6. Order of Business. - The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote.

                  SECTION 7. Vote of Stockholders. - Except as otherwise required by law or the Certificate of Incorporation, all action by stockholders shall be taken at stockholders' meetings unless the Board of Directors shall determine that such action shall be taken by written consent of stockholders. The vote in the election of directors at a meeting of stockholders shall be by ballot unless the Board of Directors determines otherwise, and the vote upon any question before a meeting of stockholders shall be by ballot if so directed by the chairman of the meeting. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise required by law or by the Certificate of Incorporation, directors to be elected at a meeting of stockholders shall be elected by a plurality of the votes cast at such meeting by the holders of shares entitled to vote in the election and whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting thereof, it shall be authorized by a majority of the votes cast at such meeting by the holders of stock entitled to vote thereon.

                                  ARTICLE III.

                               Board of Directors

                  SECTION 1. Number. - The number of directors at constituting the Board of Directors of the Corporation shall be such number as is fixed from time to time by resolution adopted by the Board of Directors or by the stockholders or prior to the

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election of the initial Board of Directors the incorporators. Any newly created directorships and vacancies occurring in the Board of Directors shall be filled by vote of a majority of the directors then in office, although less than a quorum.

                  SECTION 2. General Powers. - The business, properties and affairs of the Corporation shall be managed by the Board of Directors, which, without limiting the generality of the foregoing, shall have power to appoint the officers of the Corporation, to appoint and direct agents, and to grant general or limited authority to officers, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or the Certificate of Incorporation.

                  SECTION 3. Place of Meeting. - Meetings of the Board of Directors, whether regular or special, shall be held at such place within or without the State of Delaware as may, from time to time, be fixed by resolution of the Board of Directors, provided that the place so fixed for any meeting may be changed to another place, in the case of a regular meeting by order of the Chairman, or in his absence the President, and in the case of a special meeting by order of the person or persons at whose request the meeting is called, if in either case such other place is specified in a notice given as provided in
Section 6 of this Article III or in a waiver of notice thereof.

                  SECTION 4. Organization Meeting. - A newly elected Board of Directors shall meet and organize, as soon as practicable, after each annual meeting of stockholders, at the place last fixed by the Board of Directors pursuant to Section 3 of this Article III, without notice of such meeting, provided a majority of the whole Board of Directors is present. If such a majority is not present, such organization meeting may be held at any other time or place which may be specified in a notice given as provided in Section 6 of this Article III or in a waiver of notice thereof. Any business which may properly be transacted by the Board of Directors may be transacted at any organization meeting thereof.

                  SECTION 5. Regular Meetings. - The Board of Directors shall meet, without notice, on such dates, and at such hours, as may, from time to time, be fixed by resolution of the Board of Directors and, if any such date shall be a legal holiday, the

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meeting, unless the Board of Directors shall otherwise determine, shall be held at the same place where the meeting was to be held, on the next succeeding business day not a legal holiday, at the hour fixed as aforesaid. Any regular meeting may be cancelled upon notice to the directors by order of the Board of Directors at any previous meeting or by order of the Chairman, or in his absence the President, and in such event shall not be held. Any business which properly may be transacted by the Board of Directors may be transacted at any regular meeting thereof.

                  SECTION 6. Special Meetings: Notice and Waiver of Notice. - Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman, or in his absence the President, or on the request in writing of any two directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the Chairman, or in his absence the President, or if the meeting is called pursuant to the request of some other directors and there shall be a failure to approve the form of notice as aforesaid, then in form approved by such directors. Notices of special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director, if waived by him in writing, before, at, or after such meeting is held, or if he shall be present at the meeting without protesting, prior thereto or at its commencement, the lack of notice to him; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the members shall be present thereat. Unless limited by law, the Certificate of Incorporation, the By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting.

                  SECTION 7. Organization. - The Chairman shall preside at all meetings of the Board of Directors. In the absence of the Chairman, the President shall preside at all meetings of the Board of Directors. In the absence of the Chairman and the President, a temporary chairman may be chosen by the members of the Board of Directors present. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

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                  SECTION 8. Quorum and Manner of Acting. - At every meeting of the Board of Directors one-third of the entire Board of Directors shall constitute a quorum; and, except as otherwise provided by law, or by Section 1 of Article IV, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

                  SECTION 9. Voting. - On any question on which the Board of Directors or the Executive Committee of the Board of Directors (which Committee is provided for in Article IV and is hereinafter referred to as the "Executive Committee") shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors or the Executive Committee so requests.

                  SECTION 10. Directors' Compensation. - The Board of Directors shall have authority to determine from time to time, the amount of compensation which shall be paid to any of its members. Directors shall receive transportation and other expenses of attendance.

                  SECTION 11. Resignations. - Any director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by such tender to the Chairman or the President, or by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect.

                                   ARTICLE IV.

                     Executive Committee; Other Committees.

                  SECTION 1. Executive Committee. -

                  (a) Constitution and Powers. - The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the whole Board of Directors, appoint an Executive Committee consisting of two or more directors. The Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers of the Board of Directors in the management of the business and affairs of the corporation including authority to take all action provided in the By-Laws to be taken by the Board of Directors, including the power and

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authority to declare dividends and to authorize the issuance of stock and other securities of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws. The Board of Directors may appoint one of the members of the Executive Committee to be its Chairman.

                  (b) Meetings. - The Executive Committee may make rules for holding and conducting its meetings and shall keep minutes thereof. Such minutes shall be submitted at the next regular meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being, done or conferred under authority of the Board.

                  (c) Quorum. - A majority of the members of the Executive Committee shall constitute a quorum at any meeting of the Committee, and the vote of a majority of the members present at any such meeting at which a quorum is present shall suffice for the transaction of business.

                  SECTION 2. Other Committees. - The Board of Directors may, from time to time, appoint other committees which shall have such powers and duties as the Board of Directors may properly determine, and may appoint one of the members of any such other committee to be its Chairman.

                  SECTION 3. Place and Call of Meetings: Notice and Waiver of Notice. - Meetings of committees of the Board of Directors shall be held at such places as the committee in question may, from time to time, determine and may be called by the Chairman of such committee or by the Secretary at the request of any other member thereof. Notice of any meeting of any committee of the Board of Directors shall be in form approved by the Chairman of such committee, or if the meeting is called pursuant to the request of some other member of such committee and there is a failure to approve the form of notice as aforesaid, then in the form approved by such member. The provisions of Section 6 of Article III with respect to the

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giving and waiver of notice of special meetings of the Board of Directors shall also apply to all meetings of such committee.

                                    ARTICLE V

                                  The Officers.

                  SECTION 1. Officers. - The Corporation shall have a Chairman, may have a President, one or more Vice Presidents, a Comptroller and a Treasurer, and shall have a Secretary; and such officers shall be appointed by the Board of Directors. The Board of Directors may also appoint one or more Assistant Comptrollers, Assistant Secretaries, Assistant Treasurers, and such other officers and agents as in their judgment the business of the Corporation may require, and any such officers other than Assistant Comptrollers may be appointed, subject to the authority of the Board of Directors, by the Chairman or the President.

                  SECTION 2. Term of Office. - All officers shall hold office during the pleasure of and until removed by the Board of Directors, or until, in the case of officers who may be appointed by the Chairman or the President, removed by either of them.

                  SECTION 3. Resignations. - Any officer may resign at any time either by oral tender of resignation to the Chairman or the President or by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect.

                  SECTION 4. The Chairman. - The Chairman shall be the Chief Executive Officer of the Corporation, and shall have general executive powers as well as the specific powers conferred by these By-Laws. He shall preside at meetings of the Board of Directors and at meetings of the stockholders.

                  SECTION 5. The President. - The President shall be the Chief Administrative Officer of the Corporation, shall have general executive powers as well as the specific powers conferred by these By-Laws, and shall have any and all other powers and duties pertaining by law, regulation, or practice to the office of President. In the absence of the Chairman, the President shall exercise his powers and duties and shall preside at meetings of the Board of Directors and at meetings of the stockholders.

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                  SECTION 6. The Vice Presidents. - The several Vice Presidents shall perform such duties and have such powers as may from time to time, be assigned to them by the Board of Directors, the Chairman or the President.

                  SECTION 7. The Secretary. - The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and shall keep minutes of all proceedings at meetings of the stockholders and of the Board of Directors as well as of all proceedings at all meetings of regular committees of the Board of Directors. He shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall have charge of the stock ledger and shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of Secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the Chairman shall perform his duties.

                  SECTION 8. The Comptroller. - The Board of Directors may appoint a Comptroller, who shall be the chief auditing officer of the Corporation. He shall continuously examine the affairs of the Corporation, and shall report to the Board of Directors. He shall have and may exercise the powers conferred by these By-Laws and such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

                  SECTION 9. The Treasurer. - The Treasurer shall be the chief financial officer of the Corporation. He shall have the care and custody of all funds of the Corporation and shall deposit the same in such banks, including any banking affiliates of the corporation, or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the office of Treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as

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the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chairman shall perform his duties.

                                   ARTICLE VI.

                          Stock and Transfers of Stock.

                  SECTION 1. Stock Certificates. - The stock of the Corporation shall be represented by certificates signed by the Chairman or President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Where any such certificate is countersigned by a Transfer Agent, other than the Corporation or its employee, or by a Registrar, other than the Corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any such officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, Transfer Agent or Registrar were such officer, Transfer Agent or Registrar at the date of its issue. The certificates representing the stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

                  SECTION 2. Transfer Agents and Registrar. - The Board of Directors may in its discretion, appoint one or more banks or trust companies in the Borough of Manhattan, City, County and State of New York, or in such other city or cities as the Board of Directors may deem advisable, including any banking affiliates of the Corporation, from time to time, to act as Transfer Agents and Registrars of the stock of the Corporation; and upon such appointments being made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

                  SECTION 3. Transfers of Stock. - Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class of stock, with a duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. No transfer of stock other than on the records of the Corporation shall affect the right of the

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Corporation to pay any dividend upon the stock to the holder of record thereof or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the records of the Corporation.

                  SECTION 4. Lost Certificates. - In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers or any agent or agents thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent (or where such duly authorized agent is the Transfer Agent may itself countersign), if any, and registered by the appropriate Registrar, if any; provided, however, that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

                                  ARTICLE VII.

                                 Corporate Seal.

                  SECTION 1. Seal. - The seal of the Corporation shall be in such form as may be approved, from time to time, by the Board of Directors.

                  SECTION 2. Affixing and Attesting. - The seal of the Corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board of Directors.

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                                   ARTICLE IX.

                                   Amendments.

                  The By-Laws may be altered, amended or repealed, and new By-Laws adopted, from time to time, by the Board of Directors at any regular or special meeting.

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